EXHIBIT 1

                             JOINT FILING AGREEMENT

      We, the undersigned, agree that the attached Schedule 13G relating to the common stock of American Bank Note Holographics, Inc., is filed on behalf of each of us.

Date: January 21, 2005

                                                LEVY, HARKINS & CO., INC.


                                                By: /s/ Michael J. Harkins
                                                    --------------------------
                                                Name:
                                                Title:

                                                THE GRACY FUND, L.P.


                                                By: /s/ Edwin A. Levy
                                                    --------------------------
                                                Name: Edwin A. Levy
                                                Title: General Partner


                                                By: /s/ Michael J. Harkins
                                                    --------------------------
                                                Name: Michael J. Harkins
                                                Title: General Partner


                                                /s/ Edwin A. Levy
                                                ------------------------------
                                                Edwin A. Levy


                                                /s/ Michael J. Harkins
                                                ------------------------------
                                                Michael J. Harkins